                                                                    EXHIBIT 10.5
                                FIRST AMENDMENT
                                       TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


                  FIRST AMENDMENT, dated as of August 14, 1995 (the 'Amendment'), to the Amended and Restated Credit Agreement, dated as of April 12, 1995, among NAI Technologies, Inc., a New York corporation (the 'Company'), Chemical Bank, a New York banking corporation ('Chemical'), The Bank of New York, a New York banking corporation ('BNY'), and each of the other financial institutions which from time to time becomes party thereto (together with Chemical and BNY, the 'Banks'), BNY, as administrative agent (in such capacity, the 'Administrative Agent') and Chemical, as collateral agent (in such capacity, the 'Collateral Agent').


                             W I T N E S S E T H :


                  WHEREAS, the Company, the Banks, the Administrative Agent and the Collateral Agent are parties to that certain Amended and Restated Credit Agreement, dated as of April 12, 1995 (as may hereafter be amended, modified, supplemented or restated, the 'Credit Agreement');

                  WHEREAS, unless otherwise defined herein, terms defined in the Credit Agreement and used herein are used herein as therein defined; and

                  WHEREAS, the Company has requested and the Banks have agreed to, among other things, waive compliance with certain financial covenants and to defer the payment of certain principal amounts due under the Credit Agreement as hereinafter set forth.

                  Accordingly, the parties hereto hereby agree as follows:

                  Section 1. Deferral. The Banks hereby agree to defer each of the principal payments in the amount of $875,000 which are scheduled to be made on each of September 30, 1995 and December 31, 1995 pursuant to the terms of
Section 2.08(b) of the Credit Agreement to the Maturity Date.

                  Section 2. Confirmation of Inapplicability of Extended Maturity Date. The Company hereby confirms that the right to unilaterally extend the maturity of the Loans to the Extended Maturity Date has expired, and further confirms that the Loans shall mature on the Maturity Date or earlier as provided in the Credit Agreement.

                  Section 3. Limited Waiver of Financial Covenants. The Banks hereby agree to waive compliance with certain provisions of the Credit Agreement as follows:

                           (a) Compliance with the financial covenant set forth in Section 6.14 is hereby waived for the fiscal quarter ended June 30, 1995; provided that the Consolidated Current Ratio for such period shall not be less than .95 to 1.

                           (b) Compliance with the financial covenant set forth in Section 6.15 is hereby waived for the fiscal quarter ended June 30, 1995; provided that the Consolidated Quick Ratio for such period shall not be less than .48 to 1.

                           (c) Compliance with the financial covenant set forth in Section 6.16 is hereby waived for each of the one month periods ending March 31, 1995, April 30, 1995 and May 31, 1995, provided that Consolidated Tangible Net Worth for such periods shall not be less than $3,600,000 at any time during such periods.

                  Section 4. Amendments to Article VI. Article VI of the Credit Agreement is hereby amended as follows:

                  a. Section 6.14 is hereby amended in its entirety to read as follows:

                           SECTION 6.14. Maintenance of Consolidated Current Ratio. Permit the Consolidated Current Ratio to fall below 1.00 to 1.00 at the end of any fiscal quarter during the period from the Closing Date to June 30, 1995 and .91 to 1.00 at the end of any fiscal quarter during the period from July 1, 1995 to December 31, 1995.

                  b. Section 6.15 is hereby amended in its entirety to read as follows:

                           SECTION 6.15. Maintenance of Consolidated Quick Ratio. Permit the Consolidated Quick Ratio to fall below (i) 0.45 to
         1.00 at the end of any fiscal quarter during the period from the Closing Date to June 30, 1995 or (ii) 0.42 to 1.00 at the end of any fiscal quarter ending during the period from July 1, 1995 to December 31, 1995.

                  c. Section 6.16 is hereby amended in its entirety to read as follows:

                           SECTION 6.16. Maintenance of Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth for the

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         following  periods to fall below the  amount  set forth  opposite  such period at any time during such periods:

                  Period                                               Amounts
                  ------                                               -------
                  March 1, 1995                                       $7,400,000
                    through March 31, 1995
                  April 1, 1995                                        7,000,000
                    through April 30, 1995
                  May 1, 1995                                          6,900,000
                    through May 31, 1995
                  June 1, 1995 through                                 2,250,000
                    November 30, 1995
                  December 1, 1995 through                             2,600,000
                    the Maturity Date

                  Section 5. Further Obligations. The Company shall furnish to the Banks on or before October 31, 1995 a liquidation analysis with respect to the assets of the Company and its Subsidiaries, which report shall be reviewed by, and prepared in consultation with, Policano and Manzo. Failure of the Company to furnish such report to the Bank when due shall constitute an immediate Event of Default.

                  Section 6. Amendment Fee. In order to induce each of the Banks to execute and deliver this Amendment, the Company hereby agrees that it shall pay to the Collateral Agent for the account of the Banks a fee equal to $50,000 (the 'Amendment Fee') on or before the Maturity Date.

                  Section 7. Representations and Warranties. The representations and warranties set forth in Section 3 of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date. As of the Effective Date, and after giving effect to this Amendment, no Event of Default, or an event with which the giving of notice or the passage of time, or both, would constitute an Event of Default, exists.

                  Section 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.

                  Section 9. Conditions to Effectiveness. This Amendment shall become effective upon the execution of this Amendment by the Company, the Administrative Agent, the Collateral Agent and the

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Banks (and the receipt by the Collateral Agent of evidence satisfactory to it of such execution) (the 'Effective Date').

                  Section 10. Ratification. Except to the extent hereby amended, the Credit Agreement remains in full force and effect and is hereby ratified and affirmed. References in the Loan Documents to the Credit Agreement shall mean such document as amended by this Amendment, as the same may be further amended, supplemented or otherwise modified from time to time.

                  Section 11. Costs and Expenses. All out-of-pocket expenses incurred by the Banks, including the reasonable fees and disbursements of Zalkin, Rodin & Goodman LLP, counsel to the Banks, incurred in connection with the negotiation and preparation of this Amendment shall be paid by the Company as provided in Subsection 9.05 of the Credit Agreement.

                  Section 12. References. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or
(b) to prejudice any right or rights which the Administrative Agent, Collateral Agent or the Banks may now have or have in the future under or in connection with the Credit Agreement or the Loan Documents or any of the instruments or agreements referred to therein.

                  Section 13. Applicable Law. THIS AMENDMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

                  Section 14. Headings. Section headings in this Amendment are included herein for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

                  Section 15. Integration. This Amendment represents the entire agreement of the parties hereto with respect to the amendment of the Credit
Agreement and the terms of any letters and other documentation entered into among the Company and any Bank or the Administrative Agent or the Collateral Agent prior to the execution of this Amendment which relate to the amendment of the Credit Agreement shall be replaced by the terms of this Amendment.


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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                           NAI TECHNOLOGIES, INC.

                                           By___________________________
                                             Title:

                                           THE BANK OF NEW YORK
                                           as Administrative Agent and as a Bank

                                           By:___________________________
                                              Vice President

                                           CHEMICAL BANK
                                           as Collateral Agent and as a Bank

                                           By:___________________________
                                              Vice President

Consented to as of this
14th day of August, 1995

NAI TECHNOLOGIES - SYSTEMS DIVISION CORPORATION

By:_______________________
   Title:

WILCOM, INC.

By:_______________________
   Title:

ARATHON, V.I., INC.

By:_______________________
   Title:

CODAR TECHNOLOGY, INC.

By:_______________________
   Title:

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